UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):March 8, 2011

GLOBAL PARI-MUTUEL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32509	88-0396452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 810, New York, New York		10110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 338-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On March 8, 2011, Global Pari-Mutuel Services (Guernsey) Limited, a Guernsey corporation (“Global Guernsey”), a wholly-owned subsidiary of Global-Pari-Mutuel Services, Inc., a Nevada corporation (the “Company”), entered into a master services agreement with Mechanica, LLC, a Massachusetts limited liability company (the “Agency”), pursuant to which Global Guernsey engaged and appointed the Agency to develop, produce and execute certain advertising and marketing materials and programs (the “Services Agreement”).

The specific services to be provided to Global Guernsey by the Agency under the Services Agreement are to be set forth in one or more statements of work, which will describe (i) the specific services and deliverables to be provided, (ii) the country or countries for which the services will be performed, (iii) the required staffing by the Agency, (iv) the schedule for performance, (v) the compensation to be paid by Global Guernsey to the Agency, (vi) the expenses to be incurred, (vii) matters relating to the use of third party subcontractors, and (viii) other relevant terms.  The initial statement of work provides that Global Guernsey will pay the Agency fees in the amount of $1,191,674, payable (i) $1,072,507 in cash payable in installments on a monthly basis until January 1, 2012, and (ii) $119,167 in the form of a nonqualified stock option to purchase 238,333 shares of the Company’s common stock, par value $0.001 per share (the “Option”).

The Services Agreement will continue in effect until January 31, 2012, unless earlier terminated in accordance with its terms, and contains customary non-competition, “work for hire” and confidentiality provisions to which the Agency is subject.  Under the Services Agreement, Global Guernsey has the right to terminate the Services Agreement without cause upon 60 days’ prior written notice, or, immediately, if Ted Nelson, a key person to the Agency, is no longer employed by the Agency or is not participating in an ongoing relationship with Company under the Services Agreement.

On March 8, 2011, as contemplated by the Services Agreement, the Company and Global Guernsey entered into a stock option agreement with the Agency (the “Option Agreement”), under which the Company issued the Option to the Agency.  The Option has an exercise price of $2.00 per share and vests as to one-fourth of the shares underlying the Option on each of April 30, 2011, July 31, 2011, October 30, 2011 and January 31, 2012.

The foregoing descriptions of the Services Agreement and the Option Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 8.01.                      Other Events.

On March 10, 2011, the Company issued a press release announcing the entry into the Services Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Master Services Agreement between Global Pari-Mutuel Services (Guernsey) Limited and Mechanica, LLC.

10.2	Stock Option Agreement, dated as of March 8, 2011, by and between Global Pari-Mutuel Services, Inc., Global Pari-Mutuel Services (Guernsey) Limited, and Mechanica, LLC.

99.1	Press Release dated March 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2011	GLOBAL PARI-MUTUEL SERVICES, INC.

	By:	/s/ R. Jarrett Lilien
		Name:	R. Jarrett Lilien
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Services Agreement between Global Pari-Mutuel Services (Guernsey) Limited and Mechanica, LLC.

10.2	Stock Option Agreement, dated as of March 8, 2011, by and between Global Pari-Mutuel Services, Inc., Global Pari-Mutuel Services (Guernsey) Limited, and Mechanica, LLC.

99.1	Press Release dated March 10, 2011.